As filed with the Securities and Exchange Commission on January 31, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2005

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23006	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

3120 Scott Boulevard, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 25, 2005, Eli Fogel, who became Senior Vice President and Chief Technology Officer of DSP Group, Inc. (the “Company”) in July 15, 2003, is deemed to be an executive officer of the Company.

Prior to joining the Company, Mr. Fogel, age 56, was Chief Technology Officer of Intel’s cellular communication division (CCD) from 1999 to 2002. From 1996 to 1999 he served as Senior Vice President of Engineering and Chief Technology Officer of DSP Communications. Mr. Fogel was also involved in academic research and teaching at MIT, the University of Notre Dame and the University of Tel Aviv. Mr. Fogel holds a Ph.D and M.S.c. in electrical engineering from Colorado State University and a B.S.c. from the Technion, Israel Institute of Technology.

Mr. Fogel entered into an employment agreement with the Company on June 26, 2003 in connection with his appointment as Senior Vice President and Chief Technology Officer. There have been no material amendments to the employment agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: January 31, 2005	By:	/s/ Moshe Zelnik
Moshe Zelnik
Vice President, Finance,
Chief Financial Officer and Secretary

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